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                                                                    EXHIBIT 11.1
                   COMPUTATION OF EARNINGS (LOSS) PER SHARE
                   (in thousands, except per share amounts)
                                  (Unaudited)

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                                                              Three Months Ended             Nine Months Ended
                                                         ----------------------------   ----------------------------
                                                         September 27,  September 26,   September 27,  September 26,
                                                             1997           1998            1997           1998
                                                         -------------  -------------   -------------  -------------
Computation of basic net income (loss) per share:

Net income (loss)                                           $ 7,095        $ 8,051         $(4,007)       $21,048
                                                            =======        =======         =======        =======

Weighted average common shares outstanding                   17,305         17,134          16,620         17,589

Basic net income (loss) per share                           $  0.41        $  0.47         $ (0.24)       $  1.20
                                                            =======        =======         =======        =======

Computation of diluted net income (loss) per share:

Net income (loss)                                           $ 7,095        $ 8,051         $(4,007)       $21,048
                                                            =======        =======         =======        =======

Weighted average common shares outstanding                   17,305         17,134          16,620         17,589
Net additional shares issuable in connection with
  stock options pursuant to the treasury stock method         1,622          1,387               -          1,495
                                                            -------        -------         -------        -------
Diluted weighted average common shares outstanding           18,927         18,521          16,620         19,084
                                                            =======        =======         =======        =======

Diluted net income (loss) per share                         $  0.37        $  0.43         $ (0.24)       $  1.10
                                                            =======        =======         =======        =======
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